As filed with the Securities and Exchange Commission on November 6, 2000
                                                           Registration No. 333-
================================================================================



                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           ---------------------------


                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                           ---------------------------

                    Alliance Capital Management Holding L.P.
               (Exact Name of issuer as specified in its charter)


         Delaware                           6282                13-3434400
(State or other jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
 incorporation or organization)      Classification No.)    Identification No.)

                           1345 Avenue of the Americas
                               New York, NY 10105
                                 (212) 969-1000
                    (Address of principal executive offices)

                           ---------------------------


                        Alliance Capital Management L.P.
                          Annual Elective Deferral Plan
                            (Full title of the Plan)

                           ---------------------------

                           David R. Brewer, Jr., Esq.
                        Alliance Capital Management L.P.
                           1345 Avenue of the Americas
                               New York, NY 10105

                     (Name and address of agent for service)
                 Telephone number, including area code, of agent
                           for service: (212) 969-1000

                         CALCULATION OF REGISTRATION FEE

                                           Proposed      Proposed
                                            Maximum      Maximum
                                           Offering     Aggregate   Amount of
    Title of Securities     Amount to be  Price Per     Offering  Registration
    to be Registered (1)     Registered     Share        Price        Fee
Units Representing              *(2)        *(2)      $30,000,000    $7,920
Assignments of Beneficial
Ownership of Limited
Partnership Interests.....
========================== ============== ==========  ============ =============
(1) This registration statement is being filed to register the units (the "Units") representing assignment of beneficial ownership of limited partnership interests in Alliance Capital Management Holding L.P. ("Registrant"), which will be offered under the Alliance Capital Management L.P. Annual Elective Deferral Plan (the "Plan"), which covers employees of Alliance Capital Management L.P., a subsidiary of the Registrant and its subsidiaries. The Plan provides for which may be applied toward to purchase of Units.

(2) This is a "dollar-for-dollar" registration. The number of Units and proposed maximum offering price are not determinable at this point. The Registrant will offer up to $30,000,000 worth of Units, but the actual number of Units and maximum offering price per Unit will be determined pursuant to formulas provided in the Plan based on future market prices for the Units. Since the market prices are subject to fluxuation, the number of Units and maximum offering price per Unit will not be determinable until a future date when the Units are allocated under the Plan. However, the maximum aggregate purchase price that will be paid by Plan participants for all Units offered pursuant to this Registration Statement under the Plan being registered hereunder (i.e., the maximum aggregate offering price) will be $30,000,000. This registration statement shall also register an indeterminate number of additional Units which may be offered and issued to prevent dilution resulting from Unit splits, Unit dividends or similar transactions.

                                     PART I

     The following documents listed under this Part I and the documents incorporated by reference under Item 3 of Part II to this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "1933 Act"), and are incorporated herein by reference.

ITEM 1.  PLAN INFORMATION

     The information required to be provided to participants pursuant to this
Item is set forth in the Prospectus for the Alliance Capital Management L.P. Annual Elective Deferral Plan (the "Plan").

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     The written statement required to be provided to participants pursuant to this Item is set forth in the Prospectus referenced in Item 1 above.




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



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Alliance Capital Management Holding L.P. (the "Registrant") hereby files this Registration Statement with the Securities and Exchange Commission (the "Commission") on Form S-8 to register an indeterminate number of Units Representing Assignments of Beneficial Ownership of Limited Partnership Interests in the Registrant ("Units"), for issuance pursuant to the Alliance Capital Management L.P. Annual Elective Deferral Plan (the "Plan") and such indeterminate number of additional Units which may be offered and issued to prevent dilution resulting from Unit splits, Unit dividends or similar transactions pursuant to the Plan.

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Registrant hereby incorporates herein by reference the following documents:

     (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

     (2) All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1999;

     (3) The description of the Units contained in the Registration Statement on Form 8-A dated January 18, 1988, filed under the Exchange Act, including any amendment thereto or report filed for the purpose of updating such description; and

     (4) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold.

     Any statement contained herein or made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

     See Item 3(3) above.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the plan interests offered hereby will be passed upon for the Registrant by David R. Brewer, Jr., Senior Vice President and General Counsel of Alliance Capital Management Corporation, the general partner of the Registrant (the "General Partner"). As of the date of this Registration Statement, the fair market value of securities of the Registrant, including options, beneficially owned by Mr. Brewer exceeds $50,000 and, accordingly, such interest is deemed to represent a substantial interest in the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 17-108 of the Delaware Revised Uniform Limited Partnership Act permits a limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims whatsoever, subject to such standards and restrictions, if any, as set forth in its partnership agreement. Provision for indemnification under the Registrant's Agreement of Limited Partnership (As Amended and Restated) dated as of November 19, 1987, as amended (the "Partnership Agreement") is set forth in Section 6.9 of the Partnership Agreement. The Registrant has granted




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



broad rights of indemnification to officers of the General Partner and to employees of the Registrant. In addition, the Registrant has assumed indemnification obligations previously extended by the predecessor of the General Partner to its directors, officers and employees. The foregoing indemnification provisions are not exclusive, and the Registrant is authorized to enter into additional indemnification arrangements.

     The Registrant maintains an insurance policy insuring the directors and officers of the General Partner against certain acts and omissions while acting in their official capacities.

                                    EXHIBITS

     The following is a complete list of exhibits filed as part of this Registration Statement:

Exhibit No.
-----------
   5           Opinion of David R. Brewer, Jr., Esq.
   23.1        Consent of David R. Brewer, Jr., Esq. (included in Exhibit 5)
   23.2        Consent of Independent Auditors
   24          Powers-of-Attorney
   99          Copy of Alliance Capital Management L.P. Annual Elective Deferral
               Plan



                                  UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii)to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d)




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



          of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




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



                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE 1933 ACT, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THIS 6th DAY OF NOVEMBER 2000.

                              ALLIANCE CAPITAL MANAGEMENT HOLDING L.P.


                              By: Alliance Capital Management Corporation,
                                   General Partner


                              By:  /s/ Bruce W. Calvert
                                ------------------------------------------------
                              Name: Bruce W. Calvert
                              Title:   Vice Chairman and Chief Executive Officer


PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON THE 6th DAY OF NOVEMBER 2000 BY THE FOLLOWING PERSONS IN THEIR CAPACITIES AS DIRECTORS AND OFFICERS OF ALLIANCE CAPITAL MANAGEMENT CORPORATION, THE GENERAL PARTNER OF THE REGISTRANT.

Signature                                          Title

/s/ Dave H. Williams
------------------------------
Dave H. Williams                 Chairman of the Board and
                                 Director


/s/ Bruce W. Calvert
------------------------------
Bruce W. Calvert                 Vice Chairman and Chief
                                 Executive Officer, Director
                                (Principal Executive Officer)
/s/ John D. Carifa
------------------------------
John D. Carifa                   President and Chief Operating
                                 Officer, Director

/s/ Lewis A. Sanders
------------------------------
Lewis A. Sanders                 Vice Chairman and Chief Investment Officer,
                                 Director

/s/ Robert H. Joseph, Jr.
------------------------------
Robert H. Joseph, Jr.            Senior Vice President and Chief
                                 Financial Officer (Principal Financial Officer
                                 and Principal Accounting Officer)
/s/ David R. Brewer, Jr.
------------------------------
David R. Brewer, Jr.             Senior Vice President and General
                                 Counsel





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





------------------------------   Director
Donald H. Brydon

------------------------------   Director
Henri de Castries

------------------------------   Director
Kevin C. Dolan

------------------------------   Director
Denis Duverne

*
------------------------------   Vice Chairman and Director
Alfred Harrison

------------------------------   Director
Herve Hatt

/s/ Michael Hegarty
------------------------------   Director
Michael Hegarty

/s/ Roger Hertog
------------------------------    Vice Chairman and Director
Roger Hertog

*
------------------------------   Director
Benjamin D. Holloway

*
------------------------------   Director
W. Edwin Jarmain

/s/ Edward D. Miller
------------------------------   Director
Edward D. Miller

/s/ Peter D. Noris
------------------------------   Director
Peter D. Noris





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



/s/ Frank Savage
------------------------------   Director
Frank Savage

------------------------------   Director
Peter J. Tobin

/s/ Stanley B. Tulin
------------------------------   Director
Stanley B. Tulin

/s/ Reba W. Williams
------------------------------   Director
Reba W. Williams

*
------------------------------   Director
Robert B. Zoellick

* By:
   ---------------------------------------------
  (David R. Brewer, Jr., Esq., Attorney-in-fact)




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




                                INDEX TO EXHIBITS

The following is a complete list of exhibits filed as part of this Registration
Statement:

Exhibit
Number                Exhibit
--------     -------------------------------------------------------------------

   5        Opinion of David R. Brewer, Jr., Esq.
   23.1     Consent of David R. Brewer, Jr., Esq. (included in Exhibit 5)
   23.2     Consent of Independent Auditors
   24       Powers-of-Attorney
   99       Copy of Alliance Capital Management L.P. Annual Deferral Election
            Plan






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